UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 15, 2012 (June 13, 2012)

MEAD JOHNSON NUTRITION COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34251	80-0318351
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 Patriot Blvd., Glenview, Illinois	60026
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (847) 832-2420

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02:     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 13, 2012, Stephen W. Golsby, the President and Chief Executive Officer of Mead Johnson Nutrition Company (the “Company”), notified the Company’s Board of Directors (the “Board”) that he intends to retire by the Company’s 2013 Annual Meeting of Stockholders.  Subsequently, on June 14, 2012, the Board designated Peter Kasper Jakobsen, the Company’s Executive Vice President and Chief Operating Officer, as CEO-elect.  Until Mr. Golsby’s retirement, Mr. Jakobsen will continue in his role as Chief Operating Officer.  Upon Mr. Golsby’s retirement, Mr. Jakobsen is expected to succeed Mr. Golsby as the Company’s President and Chief Executive Officer.

Mr. Jakobsen, age 50, has been the Company’s Executive Vice President and Chief Operating Officer since January 2012.  Mr. Jakobsen previously had been the Company’s President, Americas from January 2009 through December 2011 and has been continuously employed by Mead Johnson since March 1998 in various capacities. From October 2006 to January 2009, he served as Senior Vice President, Asia Pacific. From February 2004 to October 2006, Mr. Jakobsen served as Vice President, South Asia, and from June 2001 to June 2004, he served as General Manager, Philippines.

In connection with Mr. Jakobsen’s designation as CEO-elect, on June 14, 2012, the Board voted to increase its size from ten to eleven members and appointed Mr. Jakobsen to the Board to fill the vacancy created by this increase, effective immediately.

A copy of the Company’s press release is filed as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01:  Financial Statements and Exhibits.

(d)           Exhibits

99.1         Press Release of Mead Johnson Nutrition Company, dated June 15, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEAD JOHNSON NUTRITION COMPANY

Date:	June 15, 2012	By:	/s/ William C. P’Pool
William C. P’Pool
Senior Vice President, General Counsel and Secretary

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